EXHIBIT 21

List of World-wide subsidiaries of Boston Scientific
as of February 20, 2009

Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.

Boston Scientific Neuromodulation Corporation (Delaware)
Alfamedics NV (Belgium)
AMI Merger Corporation (Delaware)
Arter Re Insurance Company, Ltd. (Bermuda)
B.I.C. Insurance Company of Vermont, Inc. (Vermont)
BSC Capital S.à r.l. (Luxembourg)
BSC International Holding Limited (Ireland)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Portugal, Lda. (Portugal)
BSM Tip Gerecleri Limited Sirketi (Turkey)
Boston Scientific (2001) Ltd. (in liquidation) (Israel)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) (Proprietary) Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Alajuela BSCA, S.R.L. (Costa Rica)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific B.V. (The Netherlands)
Boston Scientific Netherland B.V. (The Netherlands)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Bulgaria EOOD (in liquidation) (Bulgaria)
Boston Scientific Capital (UK) (England)
Boston Scientific Capital Japan Nin-I Kumiai (Japan)
Boston Scientific Ceska repulika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited (Ireland)
Boston Scientific Corporation Northwest Technology Center, Inc. (Washington)
Boston Scientific Danmark ApS (Denmark)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific Distribution Ireland Limited (Ireland)
Boston Scientific Eastern Europe B.V. (The Netherlands)
Boston Scientific Europe S.P.R.L. (Belgium)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Foundation, Inc. (Massachusetts)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Glens Falls Corp. (Delaware)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Hungary Trading Limited Liability Company (Hungary)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International Holding B.V. (The Netherlands)
Boston Scientific International Holding Limited (Ireland)

Boston Scientific International Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Latin America B.V. (Chile) Limitada (Chile)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd./Boston Scientific Ltee. (Canada)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Miami Corporation (Florida)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Mountain View Corp. (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Norge AS (Norway)
Boston Scientific Sverige AB (Sweden)
Boston Scientific Panama S.A. (Panama)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Suomi Oy (Finland)
Boston Scientific Technologie Zentrum GmbH (Germany)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Tullamore Limited (Ireland)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific de Venezuela, C.A. (Venezuela)
Boston Scientific do Brasil Ltda. (Brazil)
Cardiac Pacemakers, Inc. (Minnesota)
Corvita Corporation (Florida)
Corvita Europe S.A. (Belgium)
Cryocor, Inc. (Delaware)
Cryocor GmbH, in Liquidation (Germany)
Boston Scientific Cupertino Corp. (Delaware)
EndoVascular Technologies, Inc. (Delaware)
Enteric Medical Technologies, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
GCI Acquisition Corp. (Delaware)
Guidant (Thailand) Ltd. (Thailand)
Guidant Australia Pty. Ltd. (Australia)
Guidant Corporation (Indiana)
Guidant Europe NV (Belgium)
Guidant Foundation (Indiana)
Guidant France S.A.S. (France)
Guidant Group B.V. (Netherlands)
Guidant Holdings, Inc. (Indiana)
Guidant Holdings B.V. (Netherlands)
Guidant Hong Kong Limited. (Hong Kong)

Guidant India Private Limited (India)
Guidant International B.V. (Netherlands)
Guidant Intercontinental Corporation (Indiana)
Guidant Investment Corporation (California)
Guidant Limited (England)
Guidant Luxembourg S.à.r.l. (in liquidation) (Luxembourg)
Guidant Puerto Rico B.V. (Netherlands)
Guidant Sales Corporation (Indiana)
Guidant Singapore Pte. Ltd. (Singapore)
Guidant do Brasil Ltda.(in dormancy) (Brazil)
InControl Europe NV (in liquidation) (Belgium)
Intermedics, Inc. (Delaware)
InterVentional Technologies Europe Limited (Ireland)
Interventional Technologies, LLC (Delaware)
Labcoat Limited (Ireland)
Norse Ventures B.V. (The Netherlands)
Precision Vascular Systems, Inc. (Utah)
Remon Medical Technologies, Inc. (Delaware)
Remon Medical Technologies, Inc. (Israel)
Schneider (Europe) GmbH (Switzerland)
Schneider Belgium N.V.  (in liquidation) (Belgium)
Schneider Puerto Rico (Delaware)
Stream Enterprises LLC (Delaware)
Target Therapeutics, Inc. (Delaware)